UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-effective amendment no. 1 to Form S-8 Registration Statement No. 333-147914

Post-effective amendment no. 1 to Form S-8 Registration Statement No. 333-156093

Post-effective amendment no. 1 to Form S-8 Registration Statement No. 333-202546

Rio Tinto plc	Rio Tinto Limited ABN 96 004 458 404

England and Wales	None	Australia	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 St. James’s Square London, SW1Y 4AD United Kingdom (Address of principal executive offices)	Level 7, 360 Collins Street Melbourne, Victoria 3000, Australia (Address of principal executive offices)

Rio Tinto plc Performance Share Plan 2004 (formerly known as Rio Tinto plc Mining Companies Comparative Plan 2004)	Rio Tinto Limited Share Option Plan 2004 Rio Tinto Limited Performance Share Plan 2004 (formerly known as Rio Tinto Limited Mining Companies Comparative Plan 2004)

Cheree Finan

Corporate Secretary
Rio Tinto Services Inc
80 State Street
Albany

New York, 12207-2543
(Name and address of agent for service)

(801) 204-2251
(Telephone number, including area code, for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

Rio Tinto plc and Rio Tinto Limited (collectively, the “Registrants”) have previously filed the following Registration Statements of Form S-8 (collectively, the “Registration Statements”) with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (File No. 333-147914) filed with the SEC by the Registrants on December 7, 2007, registering 936,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the Rio Tinto plc Performance Share Plan 2004 (formerly known as Rio Tinto plc Mining Companies Comparative Plan 2004) (the “RTP PSP 2004”), 145,000 shares of Rio Tinto Limited to be issued under the Rio Tinto Limited Performance Share Plan 2004 (formerly known as Rio Tinto Limited Mining Companies Comparative Plan 2004) (the “RTL PSP 2004”) and 144,000 shares of Rio Tinto Limited to be issued under the Rio Tinto Limited Share Option Plan 2004 (the “RTL SOP 2004”);

•

Registration Statement on Form S-8 (File No. 333-156093) filed by the Registrants on December 12, 2008 registering 136,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the RTP PSP 2004 and 6,500 shares of Rio Tinto Limited to be issued under the RTL PSP 2004; and

•

Registration Statement on Form S-8 (File No. 333-202546) filed by the Registrants on March 6, 2015 registering 80,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the RTP PSP 2004 and 50,000 shares of Rio Tinto Limited to be issued under the RTL SOP 2004.

The Registrants have terminated the offering of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrants in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrants hereby remove from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, United Kingdom, on May 14, 2018.

Rio Tinto plc	Rio Tinto Limited
(Registrant)	(Registrant)

By /s/ Steve Allen	By /s/ Steve Allen
Steve Allen	Steve Allen
Company Secretary	Joint Company Secretary
(Signature and Title)	(Signature and Title)